Exhibit 10.15

FIRST AMENDMENT AND WAIVER

TO

LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 14th day of June, 2013, by and between SILICON VALLEY BANK (“Bank”) and ZENDESK, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 12, 2012, (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has requested that Bank amend the Loan Agreement to (1) provide for a new $10,000,000 term loan to finance equipment and (2) make certain other revisions to the Loan Agreement as more fully set forth herein.

C. The Borrower has requested that Bank amend and waive certain provisions of the Loan Agreement.

D. Bank has agreed to amend and waive such provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Revolving Advances). Clause (a) of Section 2.1.1 is hereby amended in its entirety to read as follows:

“(a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.”

2.2 Section 2.1.3 (Equipment Advances). A new Section 2.1.3 is hereby added to the Loan Agreement to read as follows:

“2.1.3 Equipment Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, during the Equipment Draw Period, Bank shall make advances (each, an “Equipment Advance” and, collectively, “Equipment Advances”) not exceeding the Equipment Line. Equipment Advances may only be used to finance (including by means of intercompany investments) Eligible Equipment purchased by Borrower or any of its Subsidiaries within one hundred eighty (180) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each Equipment Advance. No Equipment Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment). Unless otherwise agreed to by Bank, not more than thirty percent (30.0%) of the proceeds of the Equipment Line shall be used to finance Other Equipment. Each Equipment Advance must be in an amount equal to the lesser of Five Hundred Thousand Dollars ($500,000) or the amount that has not yet been drawn under the Equipment Line. After repayment, no Equipment Advance may be reborrowed.

(b) Repayment. Equipment Advances outstanding on the last day of the Equipment Draw Period are payable in 30 consecutive equal monthly installments of principal and interest, beginning on the first day of each month following the last day of the Equipment Draw Period and ending on the Equipment Maturity Date. The Final Payment shall be payable upon the earliest of (i) the outstanding balance under the Equipment Line is reduced to zero following the Equipment Draw Period, (ii) the Equipment Maturity Date or (iii) an Event of Default.

(c) Prepayment Upon an Event of Loss. Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period ending beyond the Equipment Maturity Date with respect to such Financed Equipment (an “Event of Loss”), then, within ten (10) days following such Event of Loss, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss plus the ratable portion of the Final Payment that relates to the principal amount of such prepayment; or (ii) if no Event of Default has occurred and is continuing, at Borrower’s option, repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment. Any partial prepayment of an Equipment Advance paid by Borrower on account of an Event of Loss shall be applied to prepay amounts owing for such Equipment Advance ratably to reduce scheduled principal installments with respect to such Equipment Advance.

2.3 Section 2.3 (Payment of Interest on the Credit Extensions). A new Section 2.3(a)(iii) is hereby added to the Loan Agreement to read as follows:

“(iii) Equipment Advances. Subject to Section 2.3(b), the principal amount outstanding for each Equipment Advance shall accrue interest at a per annum rate equal to 2.50%, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

2.4 Section 2.4 (Fees). Section 2.4 of the Loan Agreement is hereby amended by (x) deleting the word “and” at the end of subsection (b) thereof, (y) relabeling subsection (c) thereof as subsection (e), and (z) inserting the following as new subsection (c) and (d):

“(c) Final Payment. The Final Payment, when due hereunder;

(d) Facility Fee. A fully earned, non-refundable facility fee of Twenty Five Thousand Dollars ($25,000), on the First Amendment Effective Date; and”

2.5 Section 3.4 (Procedures for Borrowing). Section 3.4 is hereby is hereby amended in its entirety to read as follows:

“(a) Advances; Mezzanine Term Loans. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance or Mezzanine Term Loan set forth in this Agreement, to obtain an Advance or Mezzanine Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance or Mezzanine Term Loan. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances and Mezzanine Term Loans to the Designated Deposit Account. Bank may make Advances and Mezzanine Term Loans under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances or Mezzanine Term Loans are necessary to meet Obligations which have become due.

(b) Equipment Advances. Equipment Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance set forth in this Agreement, to obtain an Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Pacific time one (1) Business

Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed. Borrower shall also deliver to Bank by electronic mail or facsimile a completed Loan Supplement, executed by a Responsible Officer or his or her designee, copies of invoices for the Financed Equipment and such additional information as Bank may reasonably request no later than 12:00 p.m. Pacific time one (1) Business Day before the proposed Funding Date. At Bank’s discretion, Bank shall have the opportunity to confirm that, upon filing the UCC-1 financing statement covering the Equipment described on the Loan Supplement, Bank shall have a first priority perfected security interest in such Equipment. If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by transfer to the Designated Deposit Account.”

2.6 Section 4.2 (Priority of Security Interest). The first sentence of Section 4.2 is hereby amended in its entirety to read as follows:

“Borrower represents, warrants, and covenants that the security interest granted herein (a) to secure the Revolving Line and the Equipment Line is and shall at all times continue to be a first priority perfected security interest in the Collateral and (b) to secure the Mezzanine Term Loan is and shall at all times continue to be subordinated in right of payment to the security interest described in clause (a) above (in each case, subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement).”

2.7 Section 5.1 (Due Organization, Authorization; Power and Authority). The second sentence of Section 5.1 is hereby amended in its entirety to read as follows:

“In connection with this Agreement, Borrower has delivered to Bank a completed Perfection Certificate.”

2.8 Section 5.2 (Collateral). The second sentence of the fourth paragraph of Section 5.2 is hereby amended in its entirety to read as follows:

“Each Patent (other than patent applications) which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part.”

2.9 Section 5.8 (Tax Returns and Payments; Pension Contributions). The first sentence of Section 5.1 is hereby amended in its entirety to read as follows:

“Except as set forth in the Perfection Certificate, Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower, except for taxes, assessments, deposits and contributions owed to a Governmental Authority that (i) do not at any time exceed an amount of Twenty-Five Thousand Dollars ($25,000) individually or Two Hundred Thousand Dollars ($200,000) in the aggregate and (ii) are not secured by any Lien on any of the Collateral that is other than a “Permitted Lien.””

2.10 Section 5.9 (Use of Proceeds). Section 5.9 is hereby amended in its entirety to read as follows:

“5.9 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital, to purchase Eligible Equipment (including by means of an intercompany investment that enables a Subsidiary of Borrower to do so), and to fund its general business requirements and not for personal, family, household or agricultural purposes.”

2.11 Section 6.6 (Operating Accounts). Section 6.6(a) is hereby amended in its entirety to read as follows:

“(a) Maintain all of its primary operating and other deposit accounts and securities accounts with Bank.”

2.12 Section 7.1 (Dispositions). Clause (b) of Section 7.1 is hereby amended in its entirety to read as follows:

“(b) of worn-out, obsolete or surplus Equipment that does not constitute Financed Equipment;”

2.13 Section 8.1 (Payment Default). Section 8.1 is hereby amended in its entirety to read as follows:

“Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments of (i) Mezzanine Term Loans due on the Mezzanine Term Loan Maturity Date, (ii) Revolving Advances due on the Revolving Line Maturity Date or (iii) Equipment Advances on the Equipment Maturity Date or any scheduled payments of principal under the Equipment Line). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

2.14 Section 13 (Definitions).

(a) The following term and its respective definition set forth in Section 13.1 of the Loan Agreement is amended in its entirety and replaced with the following:

““Credit Extension” is any Advance, Mezzanine Term Loan, Equipment Advance or any other extension of credit by Bank for Borrower’s benefit under this Agreement.”

““Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year, provided that “Current Liabilities” shall not include (a) any obligation or liability outstanding under any Mezzanine Term Loan or (b) the non-current portion of any Equipment Advances.”

““Perfection Certificate”” means a completed certificate entitled “Perfection Certificate” signed by Borrower and delivered to Bank on or about the First Amendment Effective Date.

(b) Clause (a) of the defined term “Permitted Investments” is hereby amended and restated in its entirety as follows:

“Investments existing on the First Amendment Effective Date and shown on the Perfection Certificate and;”

(c) The following terms and their definitions are hereby added to Section 13.1 of the Loan Agreement as follows:

““Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Bank, is acceptable to Bank in all respects, is located at locations permitted by Section 7.2, and (in the case of Eligible Equipment owned by the Borrower or any Guarantor) is subject to a first priority Lien in favor of Bank: (a) general purpose equipment, computer equipment, servers and related equipment, office equipment, furnishings, subject to the limitations set forth herein, and (b) Other Equipment.”

““Equipment Advance” is defined in Section 2.1.3(a).”

““Equipment Draw Period” is the period of time from the First Amendment Effective Date through the earlier to occur of (a) September 14, 2014 or (b) an Event of Default.”

““Equipment Line” is an Equipment Advance or Equipment Advances in an aggregate amount of up to Ten Million Dollars ($10,000,000).”

““Equipment Maturity Date” is March 14, 2017.”

““Event of Loss” is defined in Section 2.1.3(c).”

““Final Payment” a final payment fee in an amount equal to 4.0% of the aggregate principal amount of Equipment Advances made under the Equipment Line.”

““Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance.”

““First Amendment Effective Date” means June 14, 2013.”

““Loan Supplement” is the form attached hereto as Schedule 2.”

““Other Equipment” is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by Bank, including taxes, shipping, warranty charges, freight discounts and installation expenses.”

2.15 Schedules. A new Schedule 2 is hereby added to the Loan Agreement in the form attached hereto as Annex A.

2.16 Section 6.13 (Post-Closing Matters). Section 8.1 is hereby amended in its entirety to read as follows:

“Post-Closing Matters. Use its commercially reasonable efforts to, within sixty (60) days of the First Amendment Effective Date (or such later date as Bank may agree in writing), deliver to Bank (i) a landlord’s consent in form and substance reasonably satisfactory to Bank for 989 Market Street, San Francisco, CA 94103 and (ii) a bailee agreement in form and substance reasonably satisfactory to Bank for 1200 Striker Avenue, Sacramento, CA 95834.”

2.17 Exhibit A. Exhibit A is hereby amended by inserting the following sentences at the end of the existing text:

“Notwithstanding the foregoing, the Collateral shall not include more than 65% of the issued and outstanding shares of capital stock of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, in each case to the extent that such pledge would result in material adverse tax consequences for the Borrower and its Subsidiaries. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan and Security Agreement by and between Borrower and Silicon Valley Bank.”

3. Waiver. Bank and the Borrower hereby acknowledge that the Borrower failed to comply with Section 6.11 of the Loan Agreement in connection with the creation of each of Kabushiki Kaisha Zendesk and Zendesk International Limited (the “Designated Event”). Subject to the terms and conditions of this Amendment, Bank hereby waives any Event of Default under Section 8.2(b) of the Loan Agreement that has arisen or shall arise solely as a result of the occurrence of the Designated Event. The waiver by the Bank described in this Section 3 is subject to the satisfaction of the conditions precedent set forth below in this Amendment. Such waiver is limited to the extent described herein and shall not be construed to be a consent to or a waiver of any other breach of Section 6.11 of the Loan Agreement or any other terms, provisions, covenants, warranties or agreements contained in the Loan Agreement or in any of the other Loan Documents. Bank reserves the right to exercise any rights and remedies available to them in connection with any other present or future Events of Default with respect to the Loan Agreement or any other provision of any Loan Document. The description herein of the Designated Event shall not be deemed to exclude the existence of any other Event of Default.

The failure of Bank to give notice to Borrower of any such other Default or Event of Default is not intended to be nor shall be a waiver thereof.

4. Limitation of Amendments and Waiver.

4.1 The amendments set forth in Section 2 above and the waiver set forth in Section 3 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the First Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and general equitable principles.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of the facility fee pursuant to Section 2.4(d) of the Loan Agreement as amended by this Amendment, (c) all corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to Bank, (d) the representations and warranties in Section 5 of this Amendment shall be true, accurate and complete in all material respects, (e) the due execution and delivery to Bank of the Perfection Certificate and (f) the due execution and delivery to Bank of issuer’s acknowledgements by each of Zendesk Pty Ltd, Zendesk APS, Zendesk UK Limited, Kabushiki Kaisha Zendesk and Zendesk International Limited.

7. Bank Expenses. In accordance with Section 12.10 of the Loan Agreement, the Borrower agrees to promptly pay all Bank Expenses payable by the Borrower to Bank in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cooley LLP, as counsel for Bank not to exceed $7,500.

8. Effect of Amendment; Reaffirmation. On and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, and each reference in each of the Loan Documents to “the Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended by this Amendment. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

9. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Zendesk, Inc.

By:	/s/ Brian Fitzpatrick	By:	/s/ Alan Black
Name:	Brian Fitzpatrick	Name:	Alan Black
Title:	Vice President	Title:	Chief Financial Officer

Annex A

SCHEDULE 2 - FORM OF LOAN AGREEMENT SUPPLEMENT

LOAN AGREEMENT SUPPLEMENT No. [    ]

LOAN AGREEMENT SUPPLEMENT No. [    ], dated             , 201     (“Loan Supplement”), to the Loan and Security Agreement dated as of June 12, 2012 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”) by and between the undersigned ZENDESK, INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property purchased by it and described in Annex A hereto. The equipment and other property described in Annex A hereto shall be deemed to be additional Financed Equipment and, to the extent owned by Borrower or any Guarantor, Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Annex A (Equipment Schedule) is attached hereto. The proceeds of the Equipment Advance should be transferred to Borrower’s account with Bank set forth below:

Bank Name: Silicon Valley Bank

Account No.:

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the interest rate applicable to the Funding Date of the Equipment Advance contemplated in connection with this Supplement and the principal amount set forth below; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct in all material respects on the date hereof and shall be true and correct in all material respects on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Equipment Advance Funding Date:                      , 201

Equipment Advance Amount: $

Interest Rate:         %

This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK	ZENDESK, INC.

By:	By:
Name:	Name:
Title:	Title:

Annex I - Description of Financed Equipment

Annex I to Supplement

The Financed Equipment being financed with the Equipment Advance which this Supplement is being executed is listed below. Upon the funding of such Equipment Advance, this schedule and the property described below, to the extent owned by Borrower or any Guarantor, automatically shall be deemed to be a part of the Collateral.

Description of Equipment	Make	Model	Serial #	Quantity	PO #	Invoice Date	Invoice #	Cost	Tax/Freight/Install and Soft Costs	Total